DUPLICATE

CANADA

NUMBER PROVINCE OF BRITISH COLUMBIA

Province of British Columbia
Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

SQUARE GOLD EXPLORATIONS INC.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH COLUMBIA,

THIS 1CTH DAY OF FEBRUARY, 1984

L. G. HUCK

DEPUTY REGISTRAR OF COMPANIES

DUPLICATE

CANADA

NUMBER

PROVINCE OF BRITISH COLUMBIA

274106

Province of British Columbia
Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES

COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

SQUARE GOLD EXPLORATIONS INC.

HAS THIS DAY CHANGED ITS NAME TO THE NAME GLACIER RESOURCES INC.

GIVEN UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH COLUMBIA,

THIS 13TH DAY OF JULY, 1987

CURTIS J. BELANGER

ASST. DEPUTY REGISTRAR OF COMPANIES

CANADA

NUMBER

PROVINCE OF BRITISH COLUMBIA

274106

Province of British Columbia
Ministry of Finance and Corporate Relations
REGISTRAR OF COMPANIES

COMPANY ACT

CERTIFICATE

I HEREBY CERTIFY THAT

GLACIER RESOURCES INC.

HAS THIS DAY CHANGED ITS NAME TO THE NAME
GOLDEN GLACIER RESOURCES INC.

GIVEN, UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA

THIS 19TH DAY OF AUGUST, 1988

CURTIS J. BELANGER

ASST. DEPUTY REGISTRAR OF COMPANIES

DUPLICATE

NUMBER: 274106

BRITISH

COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT
I Hereby Certify that
GOLDEN GLACIER RESOURCES INC.

has this day changed its name to
EXETER RESOURCE CORPORATION

JOHN S. POWELL
Registrar of Companies

PROVINCE OF BRITISH COLUMBIA
CANADA